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                            PRICE ENTERPRISES, INC.

                      OFFER TO PURCHASE 10,000,000 SHARES
                     OF ITS COMMON STOCK AT $5.50 PER SHARE
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THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW
YORK CITY TIME, ON THURSDAY, OCTOBER 15, 1998, UNLESS THE OFFER IS EXTENDED.
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                                                              September 17, 1998

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated September 17, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Price Enterprises, Inc., a Maryland corporation (the "Company"), to purchase up to 10,000,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $.0001 per share (the "Shares"), at $5.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    The Company will pay, upon the terms and subject to the conditions of the Offer, $5.50 per Share, net to the seller in cash, without interest thereon (the "Purchase Price"), for all Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered. All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase), and not properly withdrawn, will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. All Shares acquired in the Offer will be acquired at the Purchase Price. Shares not purchased because of proration will be returned at the Company's expense to the stockholders who tendered such Shares. The Offer is conditioned upon there being properly tendered and not withdrawn prior to the Expiration Date 5,000,000 Shares. The Company reserves the right, in its sole discretion, to purchase more than 10,000,000 Shares pursuant to the Offer.

    Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 10,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not properly withdrawn, the Company will buy Shares first from any person (an "Odd Lot Holder") who owned beneficially or of record as of the close of business on September 16, 1998 and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and so certified in the appropriate place on the Letter of Transmittal (and, if applicable, on a notice of guaranteed delivery), who properly tenders all of his or her Shares and then on a pro rata basis from all other stockholders who properly tender Shares (and do not properly withdraw such Shares prior to the Expiration Date).

    A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Offer.

    Please note the following:

        1. The Offer Price is $5.50 per Share. Shares may be tendered as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.

        2. The priority in which Shares shall be purchased in the event of proration may be designated.

        3. The Offer is extended for up to 10,000,000 Shares (constituting approximately 42.1% of the Shares presently outstanding). The Offer is conditioned upon there being properly tendered and not
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    properly withdrawn prior to the Expiration Date 5,000,000 Shares, which number constitutes approximately 21.0% of the Shares outstanding on September 9, 1998. For other conditions to the Offer, see "THE OFFER--Section 6" of the Offer to Purchase

        4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, October 15, 1998, unless the Offer is extended.

        5. The Board of Directors of the Company has approved the Offer. However, neither the Company nor its Board of Directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their Shares. Each stockholder must make the decision whether to tender such stockholder's Shares and, if so, how many Shares to tender. The Company has been advised that none of its directors or executive officers intends to tender any Shares pursuant to the Offer, except that Murray Galinson, a director, has advised the Company that the Galinson Charitable Remainder Unit Trust, of which he is the trustee, intends to tender 5,000 Shares in the Offer. In addition, the Price Family Charitable Trust, of which Sol Price, a significant stockholder and the father of Robert E. Price who is Chairman of the Company's Board of Directors, is a trustee, intends to tender 3,000,000 of the 4,545,170 Shares held by it in the Offer. See "REASONS FOR THE OFFER--Certain Effects of the Offer."

        6. The Purchase Price ($5.50 per Share) represents a significant premium over the closing sale price of the shares ($4 5/16 per Share) as reported on the Nasdaq National Market on September 15, 1998, the day prior to announcement of the Offer. The market price of the Shares following the consummation of the Offer may be lower than the Purchase Price. Accordingly, any Shares not tendered pursuant to the Offer and any tendered Shares not accepted for payment by reason of proration or otherwise, may have a market price following consummation of the Offer that is lower than the Purchase Price. If more than 10,000,000 shares are tendered, the Company will purchase shares pro rata based on the ratio of the number of shares properly tendered and not properly withdrawn by each stockholder (other than odd lot holders) to the total number of shares properly tendered and not properly withdrawn by all stockholders (other than odd lot holders). Accordingly, each stockholder may wish to consider the possibility that the Company will purchase only a portion of the shares tendered by such stockholder when determining the number of shares to tender, if any.

        7. Tendering stockholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Depositary, Information Agent or the Company or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

    If (i) you owned beneficially or of record as of the close of business on September 16, 1998 and continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares; (ii) you instruct us to tender on your behalf all such Shares prior to the Expiration Date; and (iii) you complete the section entitled "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

    PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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    As described in the Offer to Purchase, if more than 10,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

        1. FIRST, all Shares tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder who:

           (a) tenders all Shares owned beneficially or of record by such Odd Lot Holder (tenders of less than all Shares owned by such Odd Lot Holder will not qualify for this preference); and

           (b) completes the box captioned "Odd Lots" on the Letter of Transmittal and if applicable on the Notice of Guaranteed Delivery; and

        2. SECOND, after purchase of all of the foregoing Shares, all other Shares properly tendered and not properly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in the Offer to Purchase.

    The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares who were record holders as of September 16, 1998. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

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
                                INSTRUCTION FORM
          INSTRUCTIONS FOR TENDER OF SHARES OF PRICE ENTERPRISES, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated September 17, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Price Enterprises, Inc., a Maryland corporation (the "Company"), to purchase up to 10,000,000 shares of its Common Stock, par value $.0001 per share (the "Shares") (or a minimum of 5,000,000 shares as are properly tendered), at $5.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of the Offer.

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NUMBER OF SHARES TO BE TENDERED: _______________________________________ SHARES*
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                                    ODD LOTS

  / / By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on September 16, 1998 and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.
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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   SIGN HERE:

________________________________________________________________________________

________________________________________________________________________________
Signature(s)

________________________________________________________________________________

________________________________________________________________________________
Print Name(s)

________________________________________________________________________________

________________________________________________________________________________
Address(es)

________________________________________________________________________________
Area Code and Telephone Number

________________________________________________________________________________
Taxpayer Identification or Social Security Number

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